Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated April 10, 2025, in the Regulation A Offering Circular (Form 1-A) of Cabbacis Inc.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

May 23, 2025